UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Argo Blockchain plc

(Exact name of registrant as specified in its Charter)

England and Wales (State or other jurisdiction of incorporation or organization)	7374 (Primary Standard Industrial Classification Code Number)	Not applicable (I.R.S. Employer Identification Number)

9th Floor

16 Great Queen Street

London WC2B 5DG

England

Tel: +44 20 788 400 3403

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: No. 333-258926

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary shares, nominal value of £0.001 per share*	The Nasdaq Stock Market LLC*
American Depositary Shares, each representing ten ordinary shares	The Nasdaq Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act: None

* The ordinary shares are not for trading, but only in connection with the listing of the American depositary shares on the Nasdaq Stock Market LLC. The American depositary shares represent the right to receive the ordinary shares and are being registered under the Securities Act of 1933 pursuant to a separate Registration Statement on Form F-6. Accordingly, the American depositary shares are exempt from registration under Section 12(b) of the Securities Exchange Act of 1934 pursuant to Rule 12a-8 thereunder.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Argo Blockchain plc (the “Company”) hereby incorporates by reference herein the description of the securities to be registered hereunder set forth under the headings “Description of Share Capital and Articles of Association” and “Description of American Depositary Shares” in the Company’s Registration Statement on Form F-1 (File No. 333-258926), originally filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on August 19, 2021, as subsequently amended (the “Registration Statement”), and any prospectus that constitutes part of the Registration Statement that is subsequently filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, which information shall be deemed to be incorporated herein by reference. The American Depositary Shares, each representing one ordinary share, nominal value of £0.001 per share, are expected to be listed on The Nasdaq Stock Market LLC.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ARGO BLOCKCHAIN PLC

Date: September 21, 2021	By:	/s/ Peter Wall
		Name:	Peter Wall
		Title:	Chief Executive Officer